SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934



Date of Report:  June 19, 1997



                        INTERNEURON PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


        0-18728                                           043047911
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(Commission File Number)                       (IRS Employer Identification No.)


One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts         02173
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 (Address of principal executive offices)                             (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444
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ITEM 5.  OTHER EVENTS
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         On June 19, 1997 Interneuron Pharmaceuticals,  Inc. (the "Company") and
Eli Lilly & Co. and Eli Lilly S.A. (collectively "Lilly"), entered into an agreement relating to the licensing by Lilly from the Company of a use patent for Lilly's antidepressant ProzacR (fluoxetine hydrochloride). Lilly licensed from the Company a United States patent and worldwide patent application rights covering the use of fluoxetine to treat disturbances of appetite and mood associated with premenstrual syndrome ("PMS"). Prozac is not currently approved to treat this indication.

         The agreement requires Lilly to make certain payments to the Company, including $1 million within 30 days of execution of the agreement and additional future payments, which could range from an aggregate of $3 million to $4 million, contingent upon achieving regulatory related milestones, certain of which are creditable against future royalties. The Company will also be entitled to royalties based on Net Sales of Prozac use for PMS above a specified baseline ("Annual Excess PMS Sales") of 5% for Annual Excess PMS Sales up to $30 million, and 20% of Annual Excess PMS Sales over $30 million, subject to maximum annual payments of $3 million, $4 million and $5 million in the first three calendar years, respectively, of marketing approval in the United States. Reference is made to the related press release filed as Exhibit 99.1 hereto, which is incorporated by reference herein.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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         (c)      Exhibits

                  99.1     Press Release dated June 19, 1997


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                INTERNEURON PHARMACEUTICALS, INC.



                                By: /s/ Glenn L. Cooper, M.D.
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                                    Glenn L. Cooper, M.D.
                                    President and Chief Executive Officer

Dated: June 20, 1997